UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 5, 2023

Cellectar Biosciences, Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	1-36598	04-3321804
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Campus Drive, Florham Park, NJ, 07932

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (608) 441-8120

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	CLRB	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Purchase Agreement

On September 5, 2023, Cellectar Biosciences, Inc. (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with certain accredited investors (the “Investors”), pursuant to which the Company agreed to issue and sell, in a private placement (the “Offering”), (i) 1,225 shares of Series E-1 Convertible Voting Preferred Stock, par value $0.0001 per share (the “Series E-1 Preferred Stock”), (ii) Tranche A Warrants (the “Tranche A Warrants”) to acquire shares of Series E-3 Convertible Voting Preferred Stock, par value $0.00001 per share (the “Series E-3 Preferred Stock”) and (iii) Tranche B Warrants (the “Tranche B Warrants,” together with the Tranche A Warrants, the “Warrants”) to acquire shares of Series E-4 Convertible Voting Preferred Stock, par value $0.00001 per share (the “Series E-4 Preferred Stock” and together with the Series E-3 Preferred Stock, the “Warrant Shares”) for an aggregate offering price of $24.5 million.

Pursuant to the Certificate of Designation of Preferences, Rights and Limitations of Series E Convertible Voting Preferred Stock, which is filed as Exhibit 3.1 to this Current Report on Form 8-K (the “Certificate of Designation”), each share of Series E-1 Preferred Stock is, subject to the Stockholder Approval (as defined below), automatically convertible into shares of common stock, par value $0.00001 per share, of the Company (the “Common Stock”) and/or, if applicable, shares of Series E-2 Preferred Stock, par value $0.00001 per share, of the Company (the “Series E-2 Preferred Stock”), in lieu of Common Stock.

The aggregate exercise price of the Tranche A Warrants is approximately $44.1 million, exercisable for an aggregate of 2,205 shares of Series E-3 Preferred Stock commencing on the Exercisability Date (as defined in the Tranche A Warrant) until the earlier of (i) ten (10) trading days following the date of the Company’s public announcement of Positive Topline Data from its CLOVER-WaM Phase 2 pivotal study in patients with relapsed/refractory (r/r) and (ii) September 8, 2026.

The aggregate exercise price of the Tranche B Warrants is approximately $34.3 million, exercisable for an aggregate of 1,715 shares of Series E-4 Preferred Stock commencing on the Exercisability Date (as defined in the Form of Tranche B Warrant) until the earlier of (i) ten (10) Trading Days following the date of the Company’s public announcement of its receipt of written approval from the FDA of its New Drug Application for iopofosine I 131 and (ii) September 8, 2028.

Subject to the terms and limitations contained in the Certificate of Designation, the Series E-1 Preferred Stock issued in the Offering will not become convertible until the Company’s stockholders approve (i) the issuance of all Common Stock issuable upon conversion of the Series E Preferred Stock and (ii) the issuance of the Warrant Shares upon exercise of the Warrants (collectively, the “Stockholder Approval”). On the first (1st) Trading Day (as defined in the Certificate of Designation) following the announcement of the Stockholder Approval, each share of Series E-1 Preferred Stock shall automatically convert into Common Stock, at the conversion price of $1.82 per share, and/or, if applicable, shares of Series E-2 Preferred Stock, in lieu of Common Stock, in each case subject to the terms and limitations contained in the Certificate of Designation. Subject to the limitations set forth in the Certificate of Designation, at the option of the holder, each share of Series E-2 Preferred Stock, Series E-3 Preferred Stock or Series E-4 Preferred Stock shall be convertible into Common Stock, at the conversion price of $1.82 per share, $3.185 per share and $4.7775 per share, respectively, rounded down to the nearest whole share, and in each case subject to the terms and limitations contained in the Certificate of Designation.

The closing of the Offering took place on September 8, 2023. The gross proceeds of the Offering are estimated to be approximately $24.5 million, before deducting fees paid to the Placement Agent (as defined below) and financial advisors of the Offering and other estimated offering expenses payable by the Company. The Company intends to use the net proceeds from the Offering for working capital purposes and general corporate purposes, subject to certain limitation described in the Purchase Agreement.

Pursuant to the Purchase Agreement, as soon as practicable following the filing of the Definitive Proxy Statement in connection with the Stockholder Approval (and in any event no later than seven (7) days thereafter), the Company shall file a registration statement on Form S-3 providing for the resale by the Investors of the Common Stock issuable upon conversion of the Registrable Shares (as defined in the Purchase Agreement) and to use commercially reasonable efforts to have the registration statement declared effective as soon as practicable following receipt of the Stockholder Approval (but no later than ten (10) days following the receipt of Stockholder Approval (or, in the event that the staff of the Securities and Exchange Commission reviews and has oral or written comments to such registration statement, within forty (40) days following the receipt of Stockholder Approval). The Company further agreed to take all steps necessary to keep such registration statement effective at all times until all Registrable Shares have been resold, or there remains no Registrable Shares.

The Purchase Agreement contains certain representations and warranties, covenants and indemnities customary for similar transactions. The representations, warranties and covenants contained in the Purchase Agreement were made solely for the benefit of the parties to the Purchase Agreement and may be subject to limitations agreed upon by the contracting parties.

Additionally, pursuant to the Purchase Agreement and subject to customary conditions, the Company shall appoint a director designated by the purchasers purchasing a majority of the securities being sold under the Purchase Agreement and an additional director designated by the purchasers purchasing a majority of the securities being sold under the Purchase Agreement if an existing director on the Company’s Board of Directors is not removed on or before the annual meeting of the Company immediately following this Offering.

The securities issued in the Offering have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and until so registered the securities may not be offered or sold absent registration or availability of an applicable exemption from registration. There is no established public trading market for the Series E-1 Preferred Stock, Series E-2 Preferred Stock, Warrants, or Warrant Shares and the Company does not intend to list such securities on any national securities exchange or nationally recognized trading system.

The Offering was conducted pursuant to a Placement Agency Agreement, dated September 7, 2023 (the “Placement Agency Agreement”), between the Company and Oppenheimer & Co. Inc. (the “Placement Agent”). The Placement Agent has no obligation to purchase any of the securities or to arrange for the purchase or sale of any specific number or dollar amount of securities. The Company has agreed to pay: (i) the Placement Agent and certain financial advisors a cash fee equal in total to an aggregate of 7.0% of the gross proceeds raised in the offering from sales of the Series E-1 Preferred Stock, (ii) the Placement Agent a cash fee equal in total to 3.0% of the gross proceeds raised in the offering from the exercise, if any, of the Tranche A Warrants and the Tranche B Warrants, and (iii) reimbursement for certain expenses, including counsel to the Placement Agent and counsel to investors, up to an aggregate of $212,500.

The form of each Tranche A Warrant, the Tranche B Warrant and the Purchase Agreement are filed as Exhibits 4.1, 4.2 and 10.1, respectively, to this Current Report on Form 8-K. The foregoing summaries of the terms of the Certificate of Designation, the Series E-1 Preferred Stock, the Series E-2 Preferred Stock, the Warrants and the Warrant Shares and the terms of the Purchase Agreement are subject to, and qualified in their entirety by, the full text of such documents, where applicable, which are incorporated herein by reference.

No statement in this report or the attached exhibits is an offer to sell or a solicitation of an offer to purchase the Company’s securities, and no offer, solicitation or sale will be made in any jurisdiction in which such offer, solicitation or sale is unlawful.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained above in Item 1.01 is hereby incorporated by reference into this Item 3.02. The Series E-1 Preferred Stock, the Warrants, upon exercise the securities underlying the Warrants, the Warrant Shares, and upon conversion of Series E Preferred Stock, the common stock will be issued without registration under the Securities Act, in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act as a transaction not involving a public offering and Rule 506 promulgated under the Securities Act as sales to accredited investors, and in reliance on similar exemptions under applicable state laws.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information contained above in Item 1.01 is hereby incorporated by reference into this Item 5.03.

Certificate of Elimination

On September 7, 2023, the Company filed with the Delaware Secretary of State a Certificate of Elimination to the Certificate of Incorporation of the Company which, effective upon filing, eliminated all matters set forth in the applicable Certificates of Designations with respect to the Company’s Series A Convertible Preferred Stock, the Company’s Series B Convertible Preferred Stock and the Company’s Series C Convertible Preferred Stock (the “Certificate of Elimination”). The foregoing description of the Certificate of Elimination does not purport to be complete and is qualified in its entirety by reference to the Certificate of Elimination, which is filed as Exhibit 3.2 to this Current Report and is incorporated herein by reference.

Amendment No. 1 to Certificate of Designation of the Series D Preferred Stock

On September 7, 2023, the Company filed with the Delaware Secretary of State an Amendment No. 1 to Certificate of Designation of the Series D Preferred Stock, which, effective upon filing, decreased the authorized number of shares of Series D Preferred Stock from 1,519 to 111.1111 (the “Amendment No. 1 to Certificate of Designation of the Series D Preferred Stock”). The foregoing description of the Amendment No. 1 to Certificate of Designation of the Series D Preferred Stock does not purport to be complete and is qualified in its entirety by reference to the Amendment No. 1 to Certificate of Designation of the Series D Preferred Stock, which is filed as Exhibit 3.3 to this Current Report and is incorporated herein by reference.

Series E Preferred Stock

Pursuant to the terms of the Purchase Agreement, on September 7, 2023, the Company filed the Certificate of Designation with the Delaware Secretary of State designating 1,225 shares of its authorized and unissued preferred stock as Series E-1 Convertible Voting Preferred Stock, 1,225 shares as Series E-2 Convertible Voting Preferred Stock, 2,205 shares as Series E-3 Convertible Voting Preferred Stock and 1,715 shares as Series E-4 Convertible Voting Preferred Stock (all such series of preferred stock referred to herein collectively as “Series E Preferred Stock”), each with a stated value of $20,000 per share (the “Original Per Share Price”). The Certificate of Designation sets forth the rights, preferences and limitations of the shares of Series E Preferred Stock. Terms not otherwise defined in this item shall have the meanings given in the Certificate of Designation.

The following is a summary of the terms of the Series E Preferred Stock:

Dividends. While shares of Series E Preferred Stock are issued and outstanding, holders of Series E Preferred Stock shall be entitled to receive, and the Company shall pay, dividends on shares of Series E Preferred Stock equal (on an as-if-converted-to-Common-Stock basis and without regard to any limitations on conversion set forth herein or otherwise) to and in the same form as dividends actually paid on shares of the Common Stock when, as and if such dividends are paid on shares of the Common Stock. If such dividends are not declared and paid in cash, the dividend amounts will be added to the aggregate Liquidation Preference (as defined in the Certificate of Designation) then outstanding of the Series E Preferred Stock (such dividends will accumulate and will be included (i) in the payments made upon redemption or Liquidation and (ii) for purposes of conversion and voting, but not to exceed 19.9% of the number of shares of Common Stock outstanding without Stockholder Approval).

Voting Rights. Subject to certain limitations described in the Certificate of Designation, the Series E Preferred Stock is voting stock. Holders of the Series E Preferred Stock are entitled to vote together with the Common Stock on an as-if-converted-to-Common-Stock basis. Holders of Common Stock are entitled to one vote for each share of Common Stock held on all matters submitted to a vote of stockholders. Accordingly, holders of Series E Preferred Stock will be entitled to one vote for each whole share of Common Stock into which their Series E Preferred Stock is then-convertible on all matters submitted to a vote of stockholders.

Unless and until the Company has obtained the Stockholder Approval, the number of shares of Common Stock that shall be deemed issued upon conversion of the Series E Preferred Stock (for purposes of calculating the number of aggregate votes that the holders of Series E Preferred Stock are entitled to on an as-converted basis) will be equal to that number of shares equal to 19.9% of the Company’s outstanding Common Stock as of the Signing Date (the “Cap”), which each such holder being able to vote the number of shares of Series E Preferred Stock held by it relative to the total number of shares of Series E Preferred Stock then outstanding multiplied by the Cap. Notwithstanding the foregoing, the holders of the Series E Preferred Stock are not entitled to vote together with the Common Stock on an as-if-converted-to-Common-Stock-basis with regard to the approval of the issuance of Warrant Shares upon conversion of the Warrants and the issuance of all Common Stock upon conversion of the Series E Preferred Stock.

Liquidation. Prior to the Stockholder Approval, in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, including a change of control transaction, or Deemed Liquidation Event (any such event, a “Liquidation”) the holders of shares of Series E Preferred Stock then outstanding shall be entitled to be paid out of the consideration payable to stockholders in such Deemed Liquidation Event or the other proceeds available for distribution to stockholders, before any payment shall be made to the holders of any other shares of capital stock of the Company by reason of their ownership thereof, an amount per share equal to the greater of (i) two times (2X) the Original Per Share Price, together with any dividends accrued but unpaid thereon (the “Liquidation Preference”) or (ii) such amount per share as would have been payable had all shares of Series E Preferred Stock been converted into Common Stock (without regard to any limitations on conversion set forth in the Certificate of Designation or otherwise) immediately prior to such Liquidation (the amount payable pursuant to this sentence is hereinafter referred to as the “Series E Liquidation Amount”). If upon any such Liquidation, the assets of the Company available for distribution to its stockholders shall be insufficient to pay the holders of shares of Series E Preferred Stock the full Liquidation Preference, the holders of shares of Series E Preferred Stock shall share ratably in any distribution of the assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full. After the payment in full of all Series E Liquidation Amount, the remaining assets of the Company available for distribution to its stockholders or, in the case of a Deemed Liquidation Event, the consideration not payable to the holders of shares of Series E Preferred Stock pursuant to the Certificate of Designation shall be distributed among the holders of shares of Common Stock, pro rata based on the number of shares held by each such holder.

Following the Stockholder Approval, upon any Liquidation, the assets of the Company available for distribution to its stockholders shall be distributed among the holders of the shares of Series E Preferred Stock, Series D Preferred Stock and Common Stock, pro rata, in the same form of consideration, based on the number of shares held by each such holder, treating for this purpose all shares of Series E Preferred Stock as if they had been converted to Common Stock pursuant to the terms of the Certificate of Designation immediately prior to such Liquidation, without regard to any limitations on conversion set forth in the Certificate of Designation or otherwise.

Redemption. Unless prohibited by (i) Delaware law governing distributions to stockholders or (ii) applicable stock exchange rule or regulation, in the event the Stockholder Approval is not obtained within one (1) year following the Issuance Date, shares of Series E-1 Preferred Stock shall be redeemed by the Company at a price equal to the then Liquidation Preference at any time for up to three (3) years following the Issuance Date commencing not more than sixty (60) days after receipt by the Company at any time on or after the one (1) year anniversary of the Issuance Date of written notice from the holders of a majority of the then outstanding shares of Series E-1 Preferred Stock, voting together as a single class (the “Redemption Request”) requesting redemption of all shares of Series E-1 Preferred Stock (such date, the “Redemption Date”). Upon receipt of a Redemption Request, the Company shall apply all of its assets to any such redemption, and to no other corporate purpose, except to the extent prohibited by Delaware law governing distributions to stockholders. On the Redemption Date, the Company shall redeem, on a pro rata basis in accordance with the number of shares of Series E-1 Preferred Stock owned by each holder, the total number of shares of Series E-1 Preferred Stock outstanding immediately prior to the Redemption Date; provided, however, that Excluded Shares (as defined in the Purchase Agreement) shall not be redeemed and shall be excluded from the calculations set forth in this sentence. If, on the Redemption Date, Delaware law governing distributions to stockholders prevents the Company from redeeming all shares of Series E-1 Preferred Stock to be redeemed, the Company shall ratably redeem the maximum number of shares that it may redeem consistent with such law, and shall redeem the remaining shares as soon as it may lawfully do so under such law.

Board Rights The Company will, subject to approval by the Board of Directors of the Corporation (which approval shall not be unreasonably withheld), appoint (i) one individual selected by the Requisite Holders (as defined in the Certificate of Designation) to its Board of Directors within thirty (30) calendar days of September 7. 2023 and (ii) an additional individual selected by the Requisite Holders if an existing director on the Board of Directors is not removed on or before the annual meeting immediately following the September 7, 2023 (the “Board Designee(s)”). The Board Designee(s) must at the time of nomination be eligible under applicable rules and law to serve as a director of the Company. The Certificate of Designation provides that the number of directors which the holders of shares of Series E Preferred Stock are entitled to appoint must at all times be in compliance with Nasdaq Stock Market rules and regulation.

The foregoing summary of the terms of the Series E Preferred Stock is qualified in its entirety by reference to the text of the Certificate of Designation, which is filed hereto as Exhibit 3.3 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Certificate of Elimination of the Series A Convertible Preferred Stock, the Series B Convertible Preferred Stock and the Series C Convertible Preferred Stock

3.2	Amendment No. 1 to Certificate of Designation of the Series D Preferred Stock

3.3	Certificate of Designation of Preferences, Rights and Limitations of the Series E Convertible Voting Preferred Stock

4.1	Form of Tranche A Warrant

4.2	Form of Tranche B Warrant

10.1	Form of Securities Purchase Agreement, dated September 5, 2023, by and among the Company and the purchasers named therein

104	Cover Page Interactive Data File

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELLECTAR BIOSCIENCES, INC.

Date: September 8, 2023	By:	/s/ Chad J. Kolean
	Name:	Chad J. Kolean
	Title:	Chief Financial Officer